Exhibit 3.1.1

NSTAR

CERTIFICATE OF AMENDMENT

TO

DECLARATION OF TRUST

APRIL 30, 2009

The undersigned, being the majority of the Board of Trustees for the time being of NSTAR, established by a Declaration of Trust dated April 20, 1999, as amended April 28, 2005, do hereby certify that, by vote of the majority of Shareholders of the Company adopted on April 30, 2009, said Declaration has been amended as follows:

Section 52 of the Company’s Declaration of Trust be and hereby is amended to read as follows in its entirety:

"52.  Requisite Vote to Act.  A nominee for Trustee shall be elected as a Trustee if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Trustees shall be elected by a plurality of the votes cast at any meeting of Shareholders for which (i) the clerk of the Company receives a notice that a Shareholder has nominated a person for election as a Trustee in compliance with the advance notice requirements for Shareholder nominees for Trustee set forth in the Bylaws of the Company and (ii) such nomination has not been withdrawn by such Shareholder on or prior to the day next preceding the date the Company first mails its notice of meeting for such meeting to the Shareholders.  Except as otherwise herein provided, when a quorum is present at any meeting, a majority of the shares represented at the meeting and entitled to vote upon any question (other than the election of trustees) properly brought before the meeting shall decide such question.  Provisions hereunder for a majority vote of Shareholders at a meeting mean a vote of the holders of a majority of those shares entitled to vote thereon which are represented in person or by proxy at such meeting."

The undersigned Trustees further certify that the aforesaid amendment has been effected with the consent on April 30, 2009 of the required vote of the majority of the Shareholders of NSTAR, pursuant to the provisions of Section 58 of said Declaration of Trust.

The undersigned Trustees further certify that the Amended Declaration of Trust attached hereto and incorporated herein as Exhibit A is a true copy of said Amended Declaration of Trust, including the amendment certified herein, through the date of hereof.

IN WITNESS WHEREOF, the majority of the Trustees under said Declaration of Trust do hereto execute this instrument as of the 30th day of April, 2009.

/s/  GARY L. COUNTRYMAN_

/s/  THOMAS J. MAY__________

Gary L. Countryman

Thomas J. May

/s/  DANIEL DENNIS________

/s/  SHERRY H. PENNEY_______

Daniel Dennis

Sherry H. Penney

/s/  THOMAS G. DIGNAN, JR.

/s/  WILLIAM C. VAN FAASEN _

Thomas G. Dignan, Jr.

William C. Van Faasen

/s/  MATINA S. HORNER____

/s/  GERALD L. WILSON__ ____

Matina S. Horner

Gerald L. Wilson

/s/   PAUL A. LA CAMERA__

Paul A. La Camera